Exhibit 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004, except for Note 9, as to which the date is February 27, 2004, relating to the consolidated financial statements and the financial statement schedule of Gentiva Health Services, Inc., which appears in Gentiva Health Services, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2003.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
May 20, 2004